UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2023 (November 24, 2023)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on the Company’s Current Report on Form 8-K filed on June 2, 2023, Nektar Therapeutics (the “Company”) on May 26, 2023, received a written letter from Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the Company’s common stock did not maintain a minimum bid price of $1.00 per share for 30 consecutive business days. The Company was given an initial 180 calendar day period, or until November 22, 2023, to regain compliance with the minimum bid price requirement.

On November 24, 2023, the Company received a written notice (the “Notice”) from Nasdaq stating that the Company is eligible for an additional 180 calendar day period, or until May 20, 2024, to regain compliance with the minimum bid price requirement. In the Notice, Nasdaq noted that the Company’s common stock had not regained compliance with the minimum bid price requirement during the initial 180 calendar day period that ended on November 22, 2023, and that the Company had submitted written notice to Nasdaq of its intention to cure the required minimum bid price deficiency by effecting a reverse stock split prior to May 20, 2024, if necessary. To regain compliance with the minimum bid price requirement, the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days (and generally no more than 20 consecutive business days) during this additional 180 calendar day period. Nasdaq also indicated in its Notice that the Company’s common stock will be transferred from the Nasdaq Global Select Market to the Nasdaq Capital Market at the opening of business on November 28, 2023. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Select Market, and the Company’s common stock will continue to be listed and traded under the symbol “NKTR.”

The Company will continue to actively monitor the closing bid price for its common stock and evaluate available options to regain compliance with the minimum bid price requirement. If the Company fails to regain compliance during the second compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications panel (the “Panel”). There can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to the Panel, such appeal would be successful.

Forward-Looking Statements

This Current Report on Form 8-K  contains forward-looking statements which can be identified by words such as: “may,” “will,” “intend,” “continue” and similar references to future periods. All statements, other than statements of historical fact, may be forward-looking statements. They are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Therefore, you should not rely on any of these forward-looking statements. The Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: November 27, 2023	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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